As filed with the Securities and Exchange Commission on April 24, 2003
Registration No. 333-33169

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. Two
on Form S-8
to Form S-4
Registration Statement
Under the Securities Act of 1933

CHARTER ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	34-1567092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
Home Federal Savings Bank Stock Compensation Program
and
Haverfield 1995 Stock Option Plan
(collectively, the "Stock Plans")
(Full title of the plan)
Robert J. Vana, Esquire
Chief Corporate Counsel
Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114
(Name and address of agent for service)
(216) 566-5300
(Telephone number, including area code, of agent for service)

Copy of all communications to:

Michael S. Sadow, P.C.
Silver, Freedman ∓ Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(202) 295-4500
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Explanatory Note

            This Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to Form S-4, File No. 333-33169 (the "Registration Statement"), is being filed to deregister certain shares of common stock, $.01 par value per share, of Charter One Financial, Inc. These shares were registered for issuance pursuant to outstanding awards assumed by Charter One Financial in connection with its acquisition of Haverfield Corporation, and its wholly-owned subsidiary, Home Bank, F.S.B. The Registration Statement registered 71,257 shares of Charter One Financial common stock. All of the shares of Charter One Financial common stock registered under the Registration Statement have been issued to participants except for 1,327 shares, which have been forfeited and cannot be reissued under the plans. Accordingly, the Registration Statement is hereby amended to deregister the remaining 1,327 unissued shares of Charter One Financial common stock.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on April 23, 2003.

CHARTER ONE FINANCIAL, INC.
By:	/s/ Charles John Koch
Charles John Koch Chairman of the Board, President and Chief Executive Officer (Duly Authorized Representative)

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Charles John Koch Charles John Koch Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	/s/ Richard W. Neu Richard W. Neu Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: April 23, 2003	Date: April 23, 2003
/s/ Patrick J. Agnew Patrick J. Agnew Director	/s/ Herbert G. Chorbajian Herbert G. Chorbajian Director
Date: April 23, 2003	Date: April 23, 2003
(Signatures continued on the following page.)

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/s/ Phillip Wm. Fisher Phillip Wm. Fisher Director	/s/ Denise M. Fugo Denise M. Fugo Director
Date: April 23, 2003	Date: April 23, 2003
/s/ Mark D. Grossi Mark D. Grossi Director and Executive Vice President	/s/ Karen R. Hitchcock Karen R. Hitchcock, Ph.D. Director
Date: April 23, 2003	Date: April 23, 2003
/s/ John D. Koch John D. Koch Director and Executive Vice President	/s/ Barbara J. Mahone Barbara J. Mahone Director
Date: April 23, 2003	Date: April 23, 2003
/s/ Michael P. Morley Michael P. Morley Director	/s/ Ronald F. Poe Ronald F. Poe Director
Date: April 23, 2003	Date: April 23, 2003
/s/ Victor A. Ptak Victor A. Ptak Director	/s/ Melvin J. Rachal Melvin J. Rachal Director
Date: April 23, 2003	Date: April 23, 2003
/s/ Jerome L. Schostak Jerome L. Schostak Director	/s/ Joseph C. Scully Joseph C. Scully Director
Date: April 23, 2003	Date: April 23, 2003
(Signatures continued on the following page.)

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/s/ Mark Shaevsky Mark Shaevsky Director	/s/ Leonard S. Simon Leonard S. Simon Director
Date: April 23, 2003	Date: April 23, 2003
/s/ John P. Tierney John P. Tierney Director
Date: April 23, 2003